Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Community Healthcare Trust Incorporated

Franklin, Tennessee

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 14, 2023, relating to the consolidated financial statements and financial statement schedules and the effectiveness of internal control over financial reporting of Community Healthcare Trust Incorporated appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BDO USA, P.C.

Nashville, Tennessee

January 5, 2024